Exhibit 99.1

BigCommerce Announces Second Quarter Financial Results

Second Quarter Total Revenue of $49.0 Million, an Increase of 35% Versus Prior Year

Total ARR of $209.3 Million, an Increase of 38% Versus Prior Year

AUSTIN, Texas – August 5, 2021 – BigCommerce Holdings, Inc. (“BigCommerce”) (Nasdaq: BIGC), a leading Open SaaS ecommerce platform for fast-growing and established brands, today announced financial results for its second quarter ended June 30, 2021.

“Q2 concludes our first full year as a public company. Our revenue growth rate this quarter, which surpassed what we achieved the same period last year, marks the sixth consecutive quarter above 30% and reflects our continued momentum in powering digital commerce success,” said Brent Bellm, CEO at BigCommerce. “We aspire to be the world’s most innovative Open SaaS ecommerce platform, and we’re excited about the breadth of new customer, product, partnership and international announcements made this quarter.”

Second Quarter Financial Highlights:

•	Total revenue was $49.0 million, up 35% compared to the second quarter of 2020.

•	Total annual revenue run-rate (ARR) as of June 30, 2021 was $209.3 million, up 38% compared to June 30, 2020.

•	Subscription revenue was $34.0 million, up 42% compared to the second quarter of 2020.

•	ARR from accounts with at least one enterprise plan (“Enterprise Accounts”) was $122.7 million as of June 30, 2021, up 54% from June 30, 2020.

•	ARR from Enterprise Accounts as a percent of total ARR was 59% as of June 30, 2021, compared to 53% as of June 30, 2020.

•	ARR from accounts greater than $2,000 in ACV was $177.2 million as of June 30, 2021, up 46% from June 30, 2020.

•	ARR from accounts greater than $2,000 in ACV as a percent of total ARR was 85%, compared to 80% as of June 30, 2020.

•	Gross margin was 80%, compared to 79% as of June 30, 2020.

Second Quarter Financials:

Other Key Business Metrics

•	Number of accounts greater than $2,000 in ACV was 10,986, up 17% compared to the second quarter of 2020.

•	Average revenue per account (ARPA) of accounts greater than $2,000 in ACV was $16,133, up 25% compared to the second quarter of 2020.

•	Revenue in the US grew by 30%, compared to 54% across combined international operations compared to the second quarter of 2020.

•	Revenue in EMEA grew by 67% and revenue in APAC grew by 47% compared to the second quarter of 2020.

Operating Income/(Loss)

•	GAAP operating loss was ($12.3) million, compared to ($7.4) million in the second quarter of 2020.

•	Non-GAAP operating loss was ($4.2) million, compared to ($6.2) million in the second quarter of 2020.

Net Income/(Loss) and Earnings Per Share

•	GAAP net loss was ($12.2) million, compared to ($8.5) million in the second quarter of 2020.

•	Non-GAAP net loss was ($4.2) million or (8.5%) of total revenue, compared to ($7.3) million or (20.2%) of total revenue in the second quarter of 2020.

•

GAAP net loss per share was ($0.17) based on 70.6 million weighted-average shares of common stock outstanding, compared to ($0.54) based on 19.1 million weighted-average shares of common stock outstanding in the second quarter of 2020.

•

Non-GAAP net loss per share was ($0.06) based on 70.6 million weighted-average shares of common stock outstanding, compared to ($0.38) based on 19.1 million weighted-average shares of common stock outstanding in the second quarter of 2020.

Adjusted EBITDA

•	Adjusted EBITDA was ($3.5) million, compared to ($5.4) million in the second quarter of 2020.

Cash

•	Cash, cash equivalents and marketable securities totaled $203 million as of June 30, 2021.

•	For the six months ended June 30, 2021, net cash used in operating activities was ($17.4) million, compared to ($17.0) million for the same period in 2020.

•	Free cash flow was ($19.1) million, compared to ($18.0) million for the same period in 2020.

Business Highlights:

•

Corporate Highlights: Subsequent to Q2, BigCommerce announced the acquisition of data feed management platform Feedonomics, which is currently being used by nearly 30% of the top 1,000 internet retailers. This is the Company’s first acquisition as a public entity. Together, BigCommerce and Feedonomics are making it even easier for merchants to increase cross-channel product sales and are giving BigCommerce merchants access to 100+ global marketplace and advertising channels, driving further brand visibility, order volume and conversion where their customers shop.

•

Product Highlights: BigCommerce remains committed to building the best Open SaaS ecommerce platform in the world and, to that end, announced a number of new product enhancements over the last quarter. The Company launched Big Open Data Solutions, a collection of native and best-of-breed data solutions that empower merchants with tools to support data-driven decisions and actionable insights. B2B Edition, which expands B2B platform capabilities through a package with BundleB2B, gives B2B merchants the ability to provide B2C-like customer site experience or run operations for B2B and B2C audiences on a single platform. Finally, a new integration with Facebook’s Conversion API creates improved merchant insights on Facebook and Instagram ad campaigns.

•

Merchant Highlights: The Company added leading brands across numerous categories, including international men’s clothier Peter Christian; B2B manufacturers and distributors Quality Marine, Maintex and AM Touch Dental Supply; professional development and certification provider World at Work; and color-changing product company Del Sol, part of the Cariloha family.

•

Partner Highlights: During the second quarter, the Company announced several key strategic partnerships that further enhance its Open SaaS platform and expand the capabilities in its technology ecosystem. In Australia, BigCommerce partnered with the Commonwealth Bank of Australia to give its customers easy access to a scalable ecommerce platform and AustraliaPost to streamline shipping for BigCommerce’s

Australian merchants. The Company also enabled its first move into crypto payments through a partnership with Open Node, integrated Checkout.com as a new alternative payment option, and added Avasam and Qapla as new shipping and fulfillment partners. Additionally, in July, the Company announced a native integration with Amazon Multi-Channel Fulfillment (MCF) to give US merchants an easier way to fulfill orders using Amazon’s fulfillment platform, and a partnership with Mercado Libre to give BigCommerce merchants the ability to sell across Latin America to nearly 133 million unique consumers on Mercado Libre’s Marketplace.

Q3 and 2021 Financial Outlook:

For the third quarter of 2021, the Company currently expects:

•	Total revenue between $54.5 million and $55.0 million, translating into a year-over-year growth rate of 37% and 38%.

•	Non-GAAP operating loss between ($9.5) million and ($10.5) million.

For the full year 2021, the Company currently expects:

•	Total revenue between $210.7 million and $211.7 million, translating into a year-over-year growth rate of 38% and 39%.

•	Non-GAAP operating loss between ($30.3) million and ($32.3) million.

The Company’s third quarter and 2021 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to Non-GAAP operating loss, and similarly cannot provide a reconciliation between its forecasted Non-GAAP operating loss and Non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

BigCommerce will host a conference call and webcast at 4:00 p.m. CT (5:00 p.m. ET) on Thursday, August 5, 2021, to discuss its financial results and business highlights. The conference call can be accessed by dialing (833) 519-1347 from the United States or Canada or (914) 800-3909 internationally with conference ID 1097011. The live webcast of the conference call and other materials related to BigCommerce’s financial performance can be accessed from BigCommerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 8:00 p.m. ET on August 12, 2021, a telephone replay will be available by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 internationally with conference ID 1097011. A webcast replay will also be available at http://investors.bigcommerce.com for 12 months.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading software-as-a-service (SaaS) ecommerce platform that empowers merchants of all sizes to build, innovate and grow their businesses online. As a leading Open SaaS solution, BigCommerce provides merchants sophisticated enterprise-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2B and B2C companies across 150 countries and numerous industries use BigCommerce to create beautiful, engaging online stores, including Ben & Jerry’s, Molton Brown, S.C. Johnson, Skullcandy, Sony and Vodafone. Headquartered in Austin, BigCommerce has offices in San Francisco, Sydney and London.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q3 and 2021 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our final prospectus under Rule 424(b) filed with the SEC on November 16, 2020, our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021 and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical Non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual Revenue Run-Rate

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Accounts with Greater than $2,000 ACV

We track the total number of accounts with annual contract value (“ACV”) greater than $2,000 (the “ACV threshold”) as of the end of a monthly billing period. To define this $2,000 ACV cohort, we include only subscription plan revenue and exclude partner and services revenue and recurring services revenue. We consider all stores added and subtracted as of the end of the monthly billing period. This metric includes accounts that may have either one single store above the ACV threshold or multiple stores that together exceed the ACV threshold. Accordingly, this cohort would include: (1) customers on Enterprise plans, (2) customers on Pro plans, and (3) customers with multiple plans that together exceed the ACV threshold.

Average Revenue Per Account

We calculate average revenue per account (ARPA) for accounts above the ACV threshold at the end of a period by including customer-billed revenue and an allocation of partner and services revenue.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent consideration arrangements entered into in connection with acquisitions, depreciation and amortization expense, interest income, interest expense, changes in fair value of financial instruments, and our provision for income taxes. The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Loss

We define Non-GAAP Operating Loss as our GAAP Loss from operations, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent consideration arrangements entered into in connection with acquisitions. The most directly comparable GAAP measure is our loss from operations.

Non-GAAP Net Loss

We define Non-GAAP Net Loss as our GAAP net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent consideration arrangements entered into in connection with acquisitions and changes in fair value of financial instruments. The most directly comparable GAAP measure is our net loss.

Non-GAAP Net Loss per Share

We define Non-GAAP Net Loss per Share as our Non-GAAP Net Loss, defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our net loss per share.

Free Cash Flow

We define Free Cash flow as our GAAP cash flow from operating activities plus our GAAP purchases of property and equipment (Capital Expenditures). The most directly comparable GAAP measure is our cash flow from operating activities.

Media Relations Contact	Investor Relations Contact
Rachael Hensley	Amit Marwaha
PR@BigCommerce.com	InvestorRelations@BigCommerce.com
(737) 236-2363

Consolidated Balance Sheet

(in thousands, except per share amounts)

	June 30,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$172,872	$219,447
Restricted cash	1,156	1,160
Marketable securities	30,397	—
Accounts receivable, net	28,977	22,894
Prepaid expenses and other assets	6,496	8,000
Deferred commissions	3,158	2,571

Total current assets	243,056	254,072
Property and equipment, net	7,329	7,122
Right-of-use-assets	10,575	11,842
Prepaid expenses, net of current portion	1,096	—
Deferred commissions, net of current portion	4,456	3,590

Total assets	$266,512	$276,626

Liabilities, convertible preferred stock, and stockholders’ equity
Current liabilities
Accounts payable	$5,412	$5,788
Accrued liabilities	3,990	3,344
Deferred revenue	12,860	11,406
Current portion of operating lease liabilities	3,005	3,173
Other current liabilities	17,425	22,176

Total current liabilities	42,692	45,887
Deferred revenue, net of current portion	1,485	1,308
Operating lease liabilities, net of current portion	11,268	12,672

Total liabilities	55,445	59,867
Commitments and contingencies (Note 6)
Convertible preferred stock
Convertible preferred stock, $0.0001 par value; 10,000 shares authorized at June 30, 2021 and December 31, 2020; 0 shares issued and outstanding, at June 30, 2021 and December 31, 2020	—	—
Stockholders’ equity
Common stock, $0.0001 par value; 500,000 shares Series 1 and, 5,051 shares Series 2 authorized at June 30, 2021 and December 31, 2020; 71,110, and 64,461 shares Series 1 issued and outstanding at June 30, 2021 and December 31, 2020, respectively, and 0 and 5,051 shares Series 2 issued and, outstanding at June 30, 2021, and December 31, 2020, respectively	7	7
Additional paid-in capital	545,216	530,143
Accumulated deficit	(334,156)	(313,391)

Total stockholders’ equity	211,067	216,759

Total liabilities, convertible preferred stock, and stockholders’ equity	$266,512	$276,626

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenue	$49,013	$36,316	$95,673	$69,490
Cost of revenue	10,185	7,837	19,435	15,317

Gross profit	38,828	28,479	76,238	54,173

Operating expenses:
Sales and marketing	22,157	16,803	42,966	32,565
Research and development	14,725	11,345	28,260	22,266
General and administrative	13,110	7,714	24,718	14,180
Acquisition related expenses	1,107	—	1,107	—

Total operating expenses	51,099	35,862	97,051	69,011

Loss from operations	(12,271)	(7,383)	(20,813)	(14,838)
Interest income	29	17	41	18
Interest expense	—	(1,152)	—	(1,914)
Change in fair value of financial instruments	—	—	—	4,413
Other expense	27	40	13	(163)

Loss before provision for income taxes	(12,215)	(8,478)	(20,759)	(12,484)
Provision for income taxes	6	3	6	20

Net loss	$(12,221)	$(8,481)	$(20,765)	$(12,504)

Dividends and accretion of issuance costs on Series F preferred stock	$—	$(1,953)	$—	$(3,698)

Net loss attributable to common stockholders	$(12,221)	$(10,434)	$(20,765)	$(16,202)

Basic and diluted net loss per share attributable to common stockholders	$(0.17)	$(0.54)	$(0.30)	$(0.86)

Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	70,622	19,149	70,194	18,852

Revenue by Source

(in thousands)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2021	2020	2021	2020
Subscription solutions	$33,955	$23,943	$65,959	$47,496
Partner and services	15,058	12,373	29,714	21,994

Total revenue	$49,013	$36,316	$95,673	$69,490

Consolidated Statement of Cash Flows

(in thousands)

	Six months ended June 30,	Six months ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(20,765)	$(12,504)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,437	1,678
Amortization of discount on debt	—	389
Stock-based compensation	11,693	2,170
Allowance for credit losses	1,627	944
Change in fair value of financial instrument	—	(4,413)
Changes in operating assets and liabilities:
Accounts receivable	(7,710)	(6,005)
Prepaid expenses	408	(2,253)
Deferred commissions	(1,453)	(764)
Accounts payable	(376)	1,871
Accrued and other current liabilities	(3,899)	468
Deferred revenue	1,632	1,425

Net cash used in operating activities	(17,406)	(16,994)

Cash flows from investing activities:
Purchase of property and equipment	(1,644)	(1,045)
Purchase of marketable securities	(30,397)	—

Net cash used in investing activities	(32,041)	(1,045)

Cash flows from financing activities:
Proceeds from exercise of stock options	2,868	896
Proceeds from debt	—	40,745
Repayment of debt	—	(6,241)

Net cash provided by financing activities	2,868	35,400

Net change in cash and cash equivalents and restricted cash	(46,579)	17,361
Cash and cash equivalents and restricted cash, beginning of period	220,607	9,150

Cash and cash equivalents and restricted cash, end of period	$174,028	$26,511

Supplemental cash flow information:
Cash paid for interest	$—	$1,457

Noncash investing and financing activities:
Issuance of warrants	$—	$297

Reconciliation of cash, cash equivalents and restricted cash within the condensed consolidated balance sheet to the amounts show in the statements of cash flows above:
Cash and cash equivalents	172,872	25,390
Restricted cash	1,156	1,121

Total cash, cash equivalents and restricted cash	$174,028	$26,511

Reconciliation from GAAP to Non-GAAP Results

(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Operating loss	$(12,271)	$(7,383)	$(20,813)	$(14,838)
Less: stock-based compensation expense	6,522	1,144	11,693	2,170
Less: payroll tax associated with stock-based compensation expense	415	—	663	—
Less: third-party acquisition related costs	$1,107	$—	$1,107	$—

Non-GAAP operating loss	(4,227)	(6,239)	(7,350)	(12,668)

Non-GAAP operating margin	(8.6)%	(17.2)%	(7.7)%	(18.2)%

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net loss	$(12,221)	$(8,481)	$(20,765)	$(12,504)
Less: stock-based compensation expense	6,522	1,144	11,693	2,170
Less: payroll tax associated with stock-based compensation expense	415	—	663	—
Less: third-party acquisition related costs	1,107	—	1,107	—
Less: change in fair value of financial instruments	—	—	—	(4,413)

Non-GAAP net loss	(4,177)	(7,337)	(7,302)	(14,747)
Non-GAAP net loss per share	(0.06)	(0.38)	(0.10)	(0.78)
Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	70,622	19,149	70,194	18,852

Non-GAAP net loss margin	(8.5)%	(20.2)%	(7.6)%	(21.2)%

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net loss	$(12,221)	$(8,481)	$(20,765)	$(12,504)
Stock-based compensation expense	6,522	1,144	11,693	2,170
Payroll tax associated with stock-based compensation expense	415	—	663	—
Third-party acquisition related costs	1,107	—	1,107	—
Depreciation and amortization	731	771	1,437	1,678
Interest income	(29)	(17)	(41)	(18)
Interest expense	—	1,152	—	1,914
Change in fair value of financial instrument	—	—	—	(4,413)
Provision for income taxes	6	3	6	20

Adjusted EBITDA	$(3,469)	$(5,428)	$(5,900)	$(11,153)

Adjusted EBITDA Margin	(7.1)%	(14.9)%	(6.2)%	(16.0)%

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Cost of revenue	$10,185	$7,837	$19,435	$15,317
Less: share-based compensation expense	526	81	913	154
Less: payroll tax associated with share-based compensation expense	19	—	47	—

Non-GAAP cost of revenue	9,640	7,756	18,475	15,163

As a % of revenue	19.7%	21.4%	19.3%	21.8%

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Sales and marketing	$22,157	$16,803	$42,966	$32,565
Less: share-based compensation expense	1,943	352	3,522	641
Less: payroll tax associated with share-based compensation expense	170	—	235	—

Non-GAAP sales and marketing	20,044	16,451	39,209	31,924

As a % of revenue	40.9%	45.3%	41.0%	45.9%

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Research and development	$14,725	$11,345	$28,260	$22,266
Less: share-based compensation expense	1,466	330	2,614	634
Less: payroll tax associated with share-based compensation expense	60	—	179	—

Non-GAAP research and development	13,199	11,015	25,467	21,632

As a % of revenue	26.9%	30.3%	26.6%	31.1%

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
General & administrative	$13,110	$7,714	$24,718	$14,180
Less: share-based compensation expense	2,587	381	4,644	741
Less: payroll tax associated with share-based compensation expense	166	—	202	—

Non-GAAP general & administrative	10,357	7,333	19,872	13,439

As a % of revenue	21.1%	20.2%	20.8%	19.3%

	Six months ended June 30,	Six months ended June 30,
(in thousands)	2021	2020
Net cash used in operating activities	$(17,406)	$(16,994)
Capital expenditures	$(1,644)	$(1,045)

Free cash flow	$(19,050)	$(18,039)